Exhibit 10.1

EXECUTION VERSION

PREFERRED STOCK REPURCHASE

AND WARRANT CANCELLATION AGREEMENT

PREFERRED STOCK REPURCHASE AND WARRANT CANCELLATION AGREEMENT (this “Agreement”) dated as of June 16, 2016, by and among Elizabeth Arden, Inc., a Florida corporation (the “Company”), Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), RR Transaction Corp., a Florida corporation and a wholly-owned direct subsidiary of Operating Parent (“Acquisition Sub”), Nightingale Onshore Holdings L.P., a Delaware limited partnership (“Nightingale Onshore”), and Nightingale Offshore Holdings L.P., a Delaware limited partnership (“Nightingale Offshore” and, together with Nightingale Onshore, “Nightingale”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Acquisition Sub with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of Parent in such merger (the “Merger”);

WHEREAS, Nightingale is the beneficial owner in the aggregate of 50,000 shares of Series A Serial Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), and warrants for the purchase of up to 2,452,267 shares of common stock, par value $0.01 per share, of the Company (the “Warrants”), and is party to that certain Shareholders Agreement, dated as of August 19, 2014, with the Company (the “Shareholders Agreement”);

WHEREAS, in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Company and Nightingale have agreed to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

REDEMPTION OF PREFERRED STOCK; CANCELLATION OF WARRANTS

Section 1.1 Redemption of Preferred Stock; Cancellation of Warrants. On the Closing Date (whenever that may be), (a) Nightingale shall irrevocably sell to the Company, and the Company shall purchase from Nightingale, all right, title and interest in and to the Preferred Stock, free and clear of any liens and encumbrances, for a cash purchase price equal to the amount payable pursuant to Section 7(a)(ii) of the Articles of Amendment to the Amended and

Restated Articles of Incorporation of the Company Designating Series A Serial Preferred Stock (the “Preferred Stock Designation”) for each share of Preferred Stock in respect of a Change of Control Date (as defined in the Preferred Stock Designation) occurring on the Closing Date (the “Purchase Price”), and (b) the Warrants and the Shareholders Agreement and any other agreement between the Company or any of its subsidiaries on the one hand and Nightingale or any of its affiliates on the other hand (other than this Agreement) shall irrevocably terminate and be of no further force or effect, excluding, for the avoidance of doubt, the provisions of any such agreements which are intended to survive the agreement’s termination in accordance with the terms thereof, and, provided, that any agreements for the benefit of the directors of the Company who were appointed by Nightingale pursuant to the Shareholders Agreement shall remain in effect in accordance with their terms. As long as this Agreement is in effect, the provisions of this Agreement shall supersede and replace the notice procedures set forth in Section 7(b) of the Preferred Stock Designation. Nightingale hereby irrevocably waives any and all consent or approval rights it possesses, if any, under the Shareholders Agreement with respect to the Company’s entry into, and consummation of transactions contemplated by, the Merger Agreement.

Section 1.2 Closing. The closing of the transactions contemplated by Section 1.1(a) (the “Nightingale Closing”) shall occur at the Closing, effective as of the Effective Time.

Section 1.3 Closing Deliverables.

(a) At the Nightingale Closing, Nightingale shall deliver to the Company and Parent:

(i) a duly executed signature page of Nightingale to a termination of Warrants and Shareholders Agreement in a form to be mutually agreed among the parties hereto; and

(ii) certificates complying with the provisions of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), to the effect that each of Nightingale Onshore and Nightingale Offshore is not a “foreign person” within the meaning of Section 1445 of the Code.

(b) At the Nightingale Closing, the Company shall deliver to Nightingale:

(i) payment of immediately available funds in the amount of the Purchase Price by wire transfer to an account number specified by Nightingale at least three days prior to the Nightingale Closing; and

(ii) a duly executed signature page of the Company to a termination of Warrants and Shareholders Agreement in a form to be mutually agreed among the parties hereto.

Section 1.4 Further Assurances. Nightingale hereby agrees to execute and deliver such further instruments of sale, transfer, conveyance, assignment, release termination and confirmation as the Company or Parent may reasonably request in order to effect the purchase of the Preferred Stock by the Company and termination of the Warrants and the Shareholders Agreement as contemplated by this Agreement.

Section 1.5 Withholding. The Company shall be entitled to deduct and withhold from the amounts payable under this Agreement such amounts as are required to be deducted and withheld under the Code and any other applicable tax laws. Any such deducted and withheld amount shall be treated as though it had been paid to the person in respect of which such withholding was required, provided that the Company timely pays over such deducted and withheld amount to the applicable taxing authority.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the termination of the Merger Agreement in accordance with its terms or by the mutual written agreement of the parties hereto; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail transmission, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Nightingale to:

Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P.
c/o Rhône Capital IV L.P.
630 5th Avenue, Suite 2710
Fax: +1.212.218.6789
E-mail: steiner@rhonegroup.com
Attention: M. Allison Steiner

and

(ii) if to the Company, Parent or Acquisition Sub, in accordance with Section 9.2 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended, modified, altered or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of a Legal Requirement or otherwise) without the prior written consent of the other parties hereto, except that the Agreement may be assigned by Parent or Acquisition Sub to an Affiliate of such party; provided that the party making such assignment shall not be released from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction); provided, however, that the laws of the State of Florida shall govern any matters pertaining to the internal corporate governance of the Company.

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart.

Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each party hereby submits to the nonexclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware), for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 2.8 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to, and does not, confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an Injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 2.13 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or any agreement or instrument that is referred to herein means such statute, agreement or instrument as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

ELIZABETH ARDEN, INC.

By:	/s/ E. Scott Beattie
Name: E. Scott Beattie
Title: Chairman and CEO

[PREFERRED REDEMPTION AGREEMENT]

REVLON, INC.

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Fabian T. Garcia
Name: Fabian T. Garcia
Title: President and Chief Executive Officer

RR TRANSACTION CORP.

By:	/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[PREFERRED REDEMPTION AGREEMENT]

NIGHTINGALE ONSHORE L.P.

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde
Title: Authorized Signatory

NIGHTINGALE OFFSHORE L.P.

By:	/s/ Franz-Ferdinand Buerstedde
Name: Franz-Ferdinand Buerstedde
Title: Authorized Signatory

[PREFERRED REDEMPTION AGREEMENT]